UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2017
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EXTERRAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-36875	47-3282259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4444 Brittmoore Road Houston, Texas 77041
(Address of Principal Executive Offices) (Zip Code)

(281) 836-7000 Registrant’s telephone number, including area code Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

Exterran Corporation’s annual meeting of stockholders was held on April 27, 2017. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934, as amended. The following are the voting results on the matters voted upon at the meeting, all of which are more fully described in our Proxy Statement filed with the SEC on March 17, 2017.

1.	Each of our directors was elected for a term expiring at the next annual meeting of stockholders until their successors are duly elected and qualified:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
William M. Goodyear	26,711,461	2,516,940	1,651,468
James C. Gouin	27,191,018	2,037,383	1,651,468
John P. Ryan	27,175,504	2,052,897	1,651,468
Christopher T. Seaver	27,175,460	2,052,941	1,651,468
Mark R. Sotir	29,134,399	94,002	1,651,468
Richard R. Stewart	29,147,449	80,952	1,651,468
Andrew J. Way	29,147,689	80,712	1,651,468
Ieda Gomes Yell	29,083,667	144,734	1,651,468

2.	Deloitte and Touche LLP was ratified as our independent registered public accounting firm for fiscal year 2017.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
30,725,930	140,543	13,396

3.	The compensation of our Named Executive Officers for 2016 was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
28,716,163	504,178	8,060	1,651,468

4.	A one year frequency of future stockholder advisory votes on the compensation paid to our Named Executive Officers was approved.

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS
22,319,276	1,613	6,890,415	17,097

The Board has considered the results of this vote, and has determined to annually propose a stockholder advisory vote on the compensation paid to our Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

/s/ Valerie L. Banner
Valerie L. Banner
Vice President and General Counsel
Date: April 28, 2017

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